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                    VAN KAMPEN NEW YORK TAX FREE INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
  New York City    05/29/09      -      $101.55    $68,650,000   $1,000,000    0.73%     0.73%  Goldman, Sachs &   Ramirez
    5.00% due                                                                                   Co., Barclays      International
    5/1/2025                                                                                    Capital, KeyBanc
                                                                                                Capital Markets
                                                                                                Inc., Siebert
                                                                                                Brandford Shank
                                                                                                & Co., LLC,
                                                                                                Citigroup,
                                                                                                Morgan Stanley &
                                                                                                Co. Incorporated
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